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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          FULTON FINANCIAL CORPORATION
                          ----------------------------
            (Exact name of registrant as specified in its charter)



                   Pennsylvania                                  23-2195389
                   ------------                                  ----------
     (State of incorporation or organization)                  I.R.S. Employer
                                                             Identification No.)

                 One Penn Square
             Lancaster, Pennsylvania                                17602
             -----------------------                                -----
     (Address of principal executive offices)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

 Title of each class                  Name of each exchange on which
 to be so registered                  each class is to be registered
 -------------------                  ------------------------------

Common Share Purchase Rights
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Item 2.   Exhibits.

1. Pages 1 and 14 of the Amended and Restated Rights Agreement, which replaces the previously filed pages 1 and 14.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        FULTON FINANCIAL CORPORATION



DATED: June 30, 1999               By:   /s/ Rufus A. Fulton, Jr.
                                         ------------------------
                                         Name:  Rufus A. Fulton, Jr.
                                         Title: President and
                                                Chief Executive Officer
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                                 EXHIBIT INDEX


Exhibit No.                                Description
-----------                                -----------

1. Pages 1 and 14 of the Amended and Restated Rights Agreement, which replaces the previously filed pages 1 and 14.